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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report
(Date of Earliest Event Reported):                       Commission File Number:
         APRIL 22, 1999                                           01-12888

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                               SPORT-HALEY, INC.
             (Exact name of registrant as specified in its charter)



       COLORADO                                                 84-1111669
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)


                              4600 E. 48TH AVENUE
                             DENVER, COLORADO 80216
                                  303/320-8800
                        (Address of principal executive
                         offices and telephone number)

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ITEM 5. OTHER EVENTS

     On December 14, 1994, the Board of Directors of Sport-Haley, Inc. (the "Registrant") authorized the repurchase by the Registrant of up to 150,000 shares of its issued and outstanding Common Stock. Through March 31, 1999, the Board of Directors authorized further increases in the total number of shares of Common Stock that the Registrant may repurchase from 150,000 shares to a total of 850,000 shares. As of April 22, 1999, the Board of Directors authorized another increase in the total number of shares of Common Stock that the Registrant may repurchase by an additional 200,000 shares. With the 228,000 shares remaining under the prior authorizations, a total of 428,000 shares could be repurchased. The Registrant has repurchased 187,000 shares in the current fiscal year. Repurchases may be made periodically in the open market, block purchases or in privately negotiated transactions, depending on market conditions and other factors. The Registrant has no commitment or obligation to purchase all or any portion of the Shares.

     The Registrant's Common Stock currently trades on the Nasdaq National Market(R). As of the date of this report on Form 8-K, there are approximately 4,322,552 shares of the Registrant's Common Stock issued and outstanding. The 428,000 shares of Common Stock which may be repurchased by the Registrant pursuant to its remaining authorization represent approximately 10% of the total shares of Common Stock issued and outstanding on such date. The closing price of the Common Stock on the Nasdaq National Market(R) was $5.125 per share on April 22, 1999.

     The Board of Directors has authorized the increase in the total number of shares available for repurchase based on its belief that the Registrant's Common Stock is currently underpriced given the Registrant's book value, earnings and prospects for its future operations. The Registrant's working capital will be the source of funds used to repurchase any shares. All shares repurchased by the Registrant will be canceled and returned to the status of authorized but unissued Common Stock.

     Repurchase of shares in the manner described above will not cause the Registrant's Common Stock to be held of record by fewer than 300 persons, nor will it cause the Registrant's Common Stock to be ineligible for listing on the Nasdaq National Market(R). Accordingly, the Registrant will not file a Schedule 13E-3 under the Securities Exchange Act of 1934, as amended in connection with its repurchase of all or any portion of the shares. Additionally, because repurchase of the shares is not being made in a transaction constituting a tender offer, the Registrant will not file a Schedule 13E-4 in connection with its purchase of all or any portion of the shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPORT-HALEY, INC.


Date: May 10, 1999
                                    By: /s/ STEVE S. AUGER
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                                       Steve S. Auger, Secretary and Controller


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